   Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74703) pertaining to the ABN AMRO Group Profit Sharing and Savings Plan and Trust of our report dated June 28, 2007 with respect to the financial statements and supplemental schedule of the ABN AMRO Group Profit Sharing and Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2005

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VELMA BUTLER & COMPANY, LTD.

Chicago, Illinois
June 28, 2007